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                                  EXHIBIT 10.21

February 3, 2005

Mr. J. Morton Davis
D.H. Blair Investment Banking Corporation
44 Wall Street
New York, NY 10005

Re: D.H. Blair Investment Banking Corp / News Communications, Inc. $200,000 Note Conversion

Dear Morty:

          Reference is made to that certain 8% Convertible Note dated March 7, 2001, made by News Communications, Inc. ("NCI") in favor of D.H. Blair Investment Banking Corp. ("Blair") in the original principal amount of $200,000, as extended by letters dated December 19, 2001, January 1, 2003, May 8, 2003, and February 3, 2004 (as extended, the "Note"). As of the date hereof, accrued and unpaid interest on the Note is $62,597.26.

          This letter sets forth our understanding that, in full satisfaction of NCI's obligations under the Note, including accrued and unpaid interest thereon, NCI shall issue to Blair 375,139 shares of Common Stock of NCI. In this regard, Blair shall surrender the Note to NCI in exchange for a certificate or certificates representing the shares.

          If the foregoing accurately sets forth our understanding, please sign where indicated below and return an executed copy to me.

Very truly yours,
NEWS COMMUNICATIONS, INC.


By: /s/ James A. Finkelstein
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James A. Finkelstein
President and Chief Executive Officer


D.H. BLAIR INVESTMENT BANKING CORPORATION


By: /s/ J. Morton Davis
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J. Morton Davis
Chairman